UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 11, 2009

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1600, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K regarding the restatement of the executive employment agreements is incorporated herein by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restatement of Executive Employment Agreements

On December 11, 2009, NewStar Financial, Inc. (the “Company”) entered into separate restated employment agreements with each of its executive officers, Timothy J. Conway, Chairman of the Board and Chief Executive Officer; Peter A. Schmidt-Fellner, Chief Investment Officer; John K. Bray, Chief Financial Officer; David R. Dobies, Managing Director, Head of Middle Market Origination; and Robert T. Clemmens, Chief Credit Officer (the “Executive Officers”), as well as the four other members of its senior management team. The restated agreements provide for a term of three years for each member of the senior management team and may be renewed for an additional one year period beyond the initial term. The restated employment agreements for Messrs. Conway, Schmidt-Fellner and Bray are substantially similar except for salary amounts and positions, and the form of such agreements is filed with this Current Report on Form 8-K as Exhibit 10.1 (the “Tier I Agreement”). The restated employment agreements for Messrs. Dobies, Clemmens and the other members of the senior management team are substantially similar except for salary amounts and positions, and the form of such agreements is filed with this Current Report on Form 8-K as Exhibit 10.2 (the “Tier II Agreement”).

The Tier I Agreement and the Tier II Agreement are new agreements with the Executive Officers and other members of the senior management team that restate the prior employment agreements that were in place with each of the Executive Officers and other members of the senior management team dated December 8, 2006 that were set to expire this month. The prior employment agreements were filed as exhibits to our Current Report on Form 8-K filed with the SEC on December 19, 2006. The principal modifications to the terms of the Tier I Agreement and the Tier II Agreement are set forth below.

Term and Salary. The term in both the Tier I Agreement and the Tier II Agreement is for three years beginning December 11, 2009 and may be renewed for an additional period of one year automatically upon the expiration of that term. The base salary and position for each of the Executive Officers are listed below:

Name	Position	Base Salary

Timothy J. Conway	Chairman and Chief Executive Officer	$475,000

Peter A. Schmidt-Fellner	Chief Investment Officer	$400,000

John K. Bray	Chief Financial Officer	$350,000

David R. Dobies	Managing Director, Head Middle Market Origination	$300,000

Robert T. Clemmens	Chief Credit Officer	$350,000

Pro-Rated Bonus and Severance Payment. In both the Tier I Agreement and the Tier II Agreement the definition of pro-rated bonus (which is payable upon death, disability, termination without cause, termination for good reason, failure to renew or retirement) has been amended to be the average incentive bonus earned by the executive over the past three fiscal years, pro-rated for the current year. Similarly, the severance payment amount tied to the executive’s yearly bonus (which is payable only upon termination without cause or termination for good reason) has been amended to be the amount equal to the average incentive bonus earned by the executive over the past three fiscal years. In the prior agreements the pro-rated bonus and the severance payment was the greater of the prior year’s bonus or the average incentive bonus earned by the executive over the past three fiscal years (such amount was pro-rated for the current year in the case of the pro-rated bonus).

Termination Without Cause or for Good Reason. The Tier I Agreement and the Tier II Agreement (i) extend the period for exercising vested stock options from 90 days following the severance period resulting from termination under the prior agreements to a period equal to the full term of the existing stock options, and (ii) expand the equity that is subject to acceleration of vesting and exercisability from only the equity that would have vested during the applicable severance period to of all equity granted to the executive, following a termination without cause or for good reason.

Change in Control. The restated employment agreements clarify the definition of a change-in-control and reduce certain payments due to executives following a qualified event. The Tier I Agreement reduces certain amounts the executive will receive upon a termination within two years of a change of control of the Company as follows: (i) a payment of two times base salary at termination, which is a reduction from a payment of three times base salary at termination, and (ii) a payment equal to two times the average bonus that the executive earned over the last three fiscal years, which is a reduction from a payment equal to three times the greater of the prior year’s earned bonus and the average bonus that the executive earned over the last three fiscal years. The Tier II Agreement makes a similar modification, reducing the amount the executive would receive upon a termination within two years of a change of control of the Company as follows: (i) a payment equal to base salary at termination, which is a reduction from a payment of two times base salary at termination, and (ii) a payment equal to the average bonus that the executive earned over the last three fiscal years, which is a reduction from a payment equal to two times the greater of the prior year’s earned bonus and the average bonus that the executive earned over the last three fiscal years. Both the Tier I Agreement and the Tier II Agreement eliminate one year of Company health benefits.

Additionally, the Tier I Agreement and Tier II Agreement now provide that if the executive is terminated following the approval by the Company’s board of directors or stockholders of a plan to liquidate materially all of the Company’s assets, the executive would be entitled to (i) all benefits provided under a termination without cause or for good reason scenario, except instead of receiving a payment equal to the applicable base salary the executive would receive a payment equal to two times base salary and no payment equal to the average incentive bonus paid over the past three fiscal years, and (ii) the executive would be released from the non-competition provisions of the agreement upon payment of such amounts.

Definition of Good Reason. The Tier II Agreement amends the definition of good reason by eliminating a diminution in duties as a basis for a termination for good reason. The Tier I Agreement still includes diminution in duties as a basis for a termination for good reason, but the definition has (i) been revised to eliminate a change in title or reporting structure as a basis for a diminution of duties claim and (ii) is only applicable in the context of a change in control event.

Retirement. The Tier I Agreement and the Tier II Agreement alter the early retirement provision, amending the amount of time the executive has to exercise vested options from the full length of the remaining terms of the options to the lesser of three years of the remaining terms of the options. The Tier I Agreement and the Tier II Agreement also modify the prior employment agreements by requiring the executive to complete the full three-year contract period to receive full retirement benefits, which include acceleration of vesting and extended time for exercising vested options that the executives would have been entitled to upon extended retirement under the prior employment agreements.

All other material terms of the prior employment agreements remained unchanged.

The foregoing description of the Tier I Agreement and Tier II Agreement is qualified in its entirety by reference to, and should be read in conjunction with, the terms of the agreements, copies of which are filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by this reference.

Grants of Restricted Stock

On December 11, 2009, concurrently with the execution of the restated employment agreements, NewStar granted its Executive Officers and the other members of its senior management team shares of restricted stock pursuant to its Amended and Restated 2006 Incentive Plan. These shares of restricted stock will vest in their entirety on December 11, 2012 and were issued in the following amounts to the Executive Officers:

Name	Position	Number of Shares of Restricted Stock

Timothy J. Conway	Chairman and Chief Executive Officer	125,000

Peter A. Schmidt-Fellner	Chief Investment Officer	100,000

John K. Bray	Chief Financial Officer	75,000

David R. Dobies	Managing Director, Head Middle Market Origination	75,000

Robert T. Clemmens	Chief Credit Officer	75,000

Item 8.01	Other Events.

On December 13, 2009 shares of restricted stock previously granted to the Executive Officers vested according to the terms of those awards. As a result of this vesting event, a portion of those shares were forfeited by each Executive Officer in order to pay the resulting withholding taxes. The details of these tax forfeitures are disclosed in Form 4 filings filed by the Executive Officers with the Securities and Exchange Commission on our about December 15, 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Restated Tier I Employment Agreement, dated as of December 11, 2009, between NewStar Financial, Inc. and each of its Chief Executive Officer, Chief Financial Officer and Chief Investment Officer. Filed herewith.*

10.2	Form of Restated Tier II Employment Agreement, dated as of December 11, 2009, between NewStar Financial, Inc. and each of its executive officers (excluding the Chief Executive Officer, Chief Financial Officer and Chief Investment Officer). Filed herewith.*

*	Denotes management contracts and compensatory arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: December 15, 2009	By:	/S/ JOHN K. BRAY
John K. Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Restated Tier I Employment Agreement, dated as of December 11, 2009, between NewStar Financial, Inc. and each of its Chief Executive Officer, Chief Financial Officer and Chief Investment Officer. Filed herewith.*

10.2	Form of Restated Tier II Employment Agreement, dated as of December 11, 2009, between NewStar Financial, Inc. and each of its executive officers (excluding the Chief Executive Officer, Chief Financial Officer and Chief Investment Officer). Filed herewith.*

*	Denotes management contracts and compensatory arrangements.